TRITON INTERNATIONAL REPORTS THIRD QUARTER 2019 RESULTS:
ADJUSTED EPS OF $1.16 AND QUARTERLY DIVIDEND OF $0.52

Hamilton, Bermuda – October 24, 2019 – Triton International Limited (NYSE: TRTN) ("Triton")

Third Quarter Highlights:

•	Adjusted net income was $85.0 million or $1.16 per diluted share, a decrease of 0.9% per diluted share from the third quarter of 2018.

•	Net income attributable to common shareholders was $85.9 million or $1.17 per diluted share.

•	Utilization averaged 96.7% in the third quarter of 2019.

•	Triton repurchased 1.6 million common shares during the third quarter. As of October 18, 2019, over 8.7 million shares have been repurchased since the inception of the program.

•	Triton announced a quarterly dividend of $0.52 per common share payable on December 20, 2019 to shareholders of record as of December 3, 2019.

Financial Results
The following table summarizes Triton’s selected key financial information for the three and nine months ended September 30, 2019 and 2018.

	(in millions, except per share data)
	Three Months Ended,			Nine Months Ended,
	September 30, 2019		September 30, 2018	September 30, 2019		September 30, 2018
Total leasing revenues	$336.7		$350.1	$1,016.1		$994.9

GAAP
Net income attributable to common shareholders	$85.9	(3)	$94.2	$261.9	(3)	$280.0	(4)
Net income per share - Diluted	$1.17		$1.17	$3.47		$3.47

Non-GAAP (1)
Adjusted net income	$85.0		$94.8	$264.1		$263.6
Adjusted net income per share - Diluted	$1.16		$1.17	$3.50		$3.27

Return on equity (2)	16.1%		16.9%	16.5%		16.3%

(1)	Refer to the "Use of Non-GAAP Financial Measures" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.

(2)	Refer to the “Calculation of Return on Equity” set forth below.

(3)	Net of dividends on preferred shares of $4.7 million and $7.0 million for the three and nine months ended September 30, 2019, respectively.

(4)	Net income attributable to common shareholders in 2018 included a one-time gain of $21.0 million on the sale of a building.

Operating Performance
“Triton achieved solid results in the third quarter of 2019," commented Brian M. Sondey, Chief Executive Officer of Triton. “We generated $85.0 million of Adjusted net income in the third quarter, or $1.16 of Adjusted net income per share, and we realized an annualized Return on equity of 16.1%.”

“Triton's financial performance has remained solid despite facing weak leasing demand since last fall, and leasing activity remained slow throughout the traditional peak third quarter. Global economic conditions have softened this year, and the ongoing trade dispute between the United States and China continues to create uncertainty and impact shipping activity. Fortunately, the supply of containers remains generally well balanced due to reduced production of new containers, and while our utilization continued to gradually trend down during the third quarter, it remains strong at 96.1% as of October 18, 2019. Triton's financial performance has also been supported by our industry-leading cost structure and operating capabilities, our well-protected long-term lease portfolio, and disciplined use of our strong cash flow.”

“Triton’s investment level has been limited so far this year. As of October 18, 2019, we have purchased $247.7 million of containers for delivery in 2019. However, Triton continues to use its strong cash flow to drive shareholder value. Our regular dividend currently provides almost a six percent annual yield, and we also continue to actively repurchase shares of our common stock. We repurchased 1.6 million common shares during the third quarter, and have purchased over 8.7 million shares since last August, leading to a 10.8% reduction in our diluted share count. In addition, we believe the repurchase of the third-party investor interests earlier this year was an attractive investment in our existing container fleet. Overall, our strong cash flow, unrivaled operating capabilities and range of financing options give us many levers to drive shareholder value.”

Outlook
“Our customers and market forecasters have reduced their expectations for containerized trade growth this year following the weak summer peak season, and most are currently projecting growth will be just slightly positive in 2019. We are also heading into the seasonally-slower time of year. As a result, we expect our key operating metrics will continue to gradually decrease over the next several quarters. However, the short ordering cycle for containers and multiple drivers for container leasing demand typically limit the duration of soft market conditions, and we continue to benefit from numerous advantages and strong, stable cash flow. Overall, we expect our Adjusted net income per share will decrease from the third quarter to the fourth quarter, though we also expect our financial performance will remain solid.”

Dividends
Triton’s Board of Directors has approved and declared a $0.52 per share quarterly cash dividend on its issued and outstanding common shares, payable on December 20, 2019 to shareholders of record at the close of business on December 3, 2019.

Triton’s Board of Directors has approved a cash dividend of $0.53125 per share on its 8.50% Series A Preferred Shares (NYSE:TRTNpA) and a cash dividend of $0.50 per share on its 8.00% Series B Preferred Shares (NYSE:TRTNpB), each payable on December 16, 2019 to holders of record at the close of business on December 9, 2019.

Share Repurchase Update
As of October 18, 2019, we have repurchased approximately 8.7 million common shares since the initial Board of Director authorization of share repurchases in August 2018 for a total of $277.2 million at an average price per-share of $31.70. As of October 18, 2019, the Company has a total of $84.9 million remaining under the current authorization.

Investors’ Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Thursday, October 24, 2019 to discuss its third quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of 6.1 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Finance & Investor Relations
(914) 697-2900

The following table sets forth the equipment fleet utilization for the periods indicated:

	Quarter Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Average Utilization (1)	96.7%	97.2%	97.6%	98.2%	98.7%
Ending Utilization (1)	96.3%	97.0%	97.4%	97.8%	98.6%

(1)
Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of September 30, 2019, December 31, 2018 and September 30, 2018:

	Equipment Fleet in Units			Equipment Fleet in TEU
	September 30, 2019	December 31, 2018	September 30, 2018	September 30, 2019	December 31, 2018	September 30, 2018
Dry	3,287,025	3,340,946	3,336,793	5,393,705	5,476,406	5,464,515
Refrigerated	226,114	228,778	228,559	436,129	440,781	440,164
Special	94,678	93,900	94,038	171,579	169,614	169,870
Tank	12,539	12,509	12,284	12,539	12,509	12,284
Chassis	24,704	24,832	23,396	45,498	45,787	42,911
Equipment leasing fleet	3,645,060	3,700,965	3,695,070	6,059,450	6,145,097	6,129,744
Equipment trading fleet	17,054	13,138	14,513	25,764	21,361	23,182
Total	3,662,114	3,714,103	3,709,583	6,085,214	6,166,458	6,152,926

	Equipment in CEU
	September 30, 2019	December 31, 2018	September 30, 2018
Operating leases	6,929,682	7,009,605	7,208,106
Finance leases	526,553	538,867	318,607
Equipment trading fleet	42,739	47,476	53,730
Total	7,498,974	7,595,948	7,580,443

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than statements of historical information, are "forward-looking statements", including statements regarding our strategy, future operations, and future financial positions, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," “estimate”, "anticipate," “predict”, "believe," “plan”, "will," "should", “intend”, “seek”, “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: uncertainty as to the long-term value of Triton's common shares; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers for a substantial portion of our revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of our business; decreases in the demand for international trade; disruption to our operations resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to the impact of trade wars, tariffs and other trade actions; disruption to our operations from failures of, or attacks on, our information technology systems; our compliance or failure to comply with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption; our ability to obtain sufficient capital to support our growth; restrictions imposed by the terms of our debt agreements; changes in tax laws in Bermuda, the United States and other countries and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Form 10-K”) filed with the Securities and Exchange Commission ("SEC"), on February 19, 2019, in any Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors set forth in our Form 10-K. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Certain financial measures are identified as not being prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Please refer to the “Use of Non-GAAP Financial Measures” and “Non-GAAP Reconciliations of Adjusted Net Income” set forth below for a reconciliation of such non-GAAP measures to their most comparable GAAP measures.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS:
Leasing equipment, net of accumulated depreciation of $2,836,132 and $2,533,446	$8,519,730	$8,923,451
Net investment in finance leases	431,619	478,065
Equipment held for sale	98,868	66,453
Revenue earning assets	9,050,217	9,467,969
Cash and cash equivalents	46,840	48,950
Restricted cash	111,276	110,589
Accounts receivable, net of allowances of $1,212 and $1,240	245,209	264,382
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $234,966 and $205,532	63,491	92,925
Other assets	47,303	34,610
Fair value of derivative instruments	882	13,923
Total assets	$9,801,883	$10,270,013
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$34,922	$22,392
Fair value of derivative instruments	75,777	10,966
Accounts payable and other accrued expenses	106,332	99,885
Net deferred income tax liability	291,342	282,129
Debt, net of unamortized debt costs of $42,790 and $44,889	6,985,531	7,529,432
Total liabilities	7,493,904	7,944,804

Shareholders' equity:
Series A Preferred shares, $0.01 par value, 3,450,000 authorized, 3,450,000 and 0 shares issued and outstanding, respectively; at liquidation preference	86,250	—
Series B Preferred shares, $0.01 par value, 5,750,000 authorized, 5,750,000 and 0 shares issued and outstanding, respectively; at liquidation preference	143,750	—
Common shares, $0.01 par value, 270,000,000 shares authorized, 80,973,339 and 80,843,472 shares issued, respectively	810	809
Undesignated shares, $0.01 par value, 20,800,000 and 30,000,000 shares authorized, respectively, no shares issued and outstanding	—	—
Treasury shares, at cost, 8,442,311 and 1,853,148 shares, respectively	(267,233)	(58,114)
Additional paid-in capital	907,022	896,811
Accumulated earnings	1,493,765	1,349,627
Accumulated other comprehensive income (loss)	(56,385)	14,563
Total shareholders' equity	2,307,979	2,203,696
Noncontrolling interests	—	121,513
Total equity	2,307,979	2,325,209
Total liabilities and equity	$9,801,883	$10,270,013

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Leasing revenues:
Operating leases	$326,800	$346,461	$985,592	$981,646
Finance leases	9,868	3,617	30,501	13,300
Total leasing revenues	336,668	350,078	1,016,093	994,946

Equipment trading revenues	25,796	25,292	66,833	56,766
Equipment trading expenses	(21,646)	(19,482)	(54,600)	(43,971)
Trading margin	4,150	5,810	12,233	12,795

Net gain on sale of leasing equipment	6,196	7,055	22,184	27,378
Net gain on sale of building	—	—	—	20,953

Operating expenses:
Depreciation and amortization	133,367	141,337	403,324	405,664
Direct operating expenses	20,457	11,489	55,356	32,732
Administrative expenses	18,496	19,966	56,671	60,293
Provision (reversal) for doubtful accounts	126	677	505	551
Total operating expenses	172,446	173,469	515,856	499,240
Operating income (loss)	174,568	189,474	534,654	556,832
Other expenses:
Interest and debt expense	77,401	82,502	243,181	236,627
Realized (gain) loss on derivative instruments, net	(539)	(608)	(1,912)	(1,348)
Unrealized (gain) loss on derivative instruments, net	504	322	2,757	(975)
Debt termination expense	1,870	1,348	2,428	1,851
Other (income) expense, net	(116)	492	(2,047)	(752)
Total other expenses	79,120	84,056	244,407	235,403
Income (loss) before income taxes	95,448	105,418	290,247	321,429
Income tax expense (benefit)	4,845	9,789	20,737	36,182
Net income	$90,603	$95,629	$269,510	$285,247
Less: income (loss) attributable to noncontrolling interest	—	1,393	592	5,249
Less: dividend on preferred shares	4,708	—	7,038	—
Net income (loss) attributable to common shareholders	$85,895	$94,236	$261,880	$279,998
Net income per common share—Basic	$1.18	$1.18	$3.49	$3.50
Net income per common share—Diluted	$1.17	$1.17	$3.47	$3.47
Cash dividends paid per common share	$0.52	$0.52	$1.56	$1.49
Weighted average number of common shares outstanding—Basic	72,689	80,064	74,984	80,026
Dilutive restricted shares	560	664	573	594
Weighted average number of common shares outstanding—Diluted	73,249	80,728	75,557	80,620

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$269,510	$285,247
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	403,324	405,664
Amortization of deferred debt cost and other debt related amortization	9,718	10,070
Lease related amortization	32,317	54,965
Share-based compensation expense	7,238	7,412
Net (gain) loss on sale of leasing equipment	(22,184)	(27,378)
Net (gain) loss on sale of building	—	(20,953)
Unrealized (gain) loss on derivative instruments	2,757	(975)
Debt termination expense	2,428	1,851
Deferred income taxes	18,885	34,636
Changes in operating assets and liabilities:
Accounts receivable	22,006	(21,440)
Accounts payable and other accrued expenses	(7,202)	(3,469)
Net equipment sold for resale activity	(1,798)	(6,031)
Cash collections on finance lease receivables, net of income earned	53,706	45,164
Other assets	(11,198)	(578)
Net cash provided by (used in) operating activities	779,507	764,185
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(160,518)	(1,347,202)
Proceeds from sale of equipment, net of selling costs	163,033	122,100
Proceeds from the sale of building	—	27,630
Other	(245)	(103)
Net cash provided by (used in) investing activities	2,270	(1,197,575)
Cash flows from financing activities:
Issuance of preferred shares, net of underwriting discount and expenses	221,790	—
Purchases of treasury shares	(209,592)	—
Redemption of common shares for withholding taxes	(5,666)	(1,117)
Debt issuance costs	(8,709)	(12,492)
Borrowings under debt facilities	1,417,200	2,118,637
Payments under debt facilities and capital lease obligations	(1,970,334)	(1,563,947)
Dividends paid on preferred and common shares	(122,772)	(119,280)
Distributions to noncontrolling interests	(2,078)	(12,123)
Purchase of noncontrolling interests	(103,039)	—
Net cash provided by (used in) financing activities	(783,200)	409,678
Net increase (decrease) in cash, cash equivalents and restricted cash	$(1,423)	$(23,712)
Cash, cash equivalents and restricted cash, beginning of period	159,539	226,171
Cash, cash equivalents and restricted cash, end of period	$158,116	$202,459
Supplemental disclosures:
Interest paid	$224,033	$213,577
Income taxes paid (refunded)	$2,504	$1,837
Right-of-use asset for leased property	$7,206	$—
Supplemental non-cash investing activities:
Equipment purchases payable	$34,922	$127,755

Use of Non-GAAP Financial Measures

We use the term "Adjusted net income" throughout this press release.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to shareholders excluding debt termination expenses net of tax, unrealized gains and losses on derivative instruments net of tax, transaction and other costs net of tax, gain on sale of building, net of tax, tax benefit from vesting of restricted shares, and foreign income tax adjustments.

Adjusted net income is not a presentation made in accordance with U.S. GAAP. Adjusted net income should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this measure:

•	is widely used by securities analysts and investors to measure a company’s operating performance;

•
helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three and nine months ended September 30, 2019 and September 30, 2018.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,		Nine Months Ended,
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income attributable to common shareholders	$85,895	$94,236	$261,880	$279,998
Adjustments:
Unrealized loss (gain) on derivative instruments, net	497	286	2,721	(866)
Transaction and other (income) costs	—	2	—	(25)
Debt termination expense	1,461	1,197	2,012	1,644
Foreign income tax adjustment	(931)	(881)	(517)	(881)
Gain on sale of building	—	—	—	(16,316)
Tax benefit from vesting of restricted shares	(1,972)	—	(1,972)	—
Adjusted net income	$84,950	$94,840	$264,124	$263,554
Adjusted net income per common share—Diluted	$1.16	$1.17	$3.50	$3.27
Weighted average number of common shares outstanding—Diluted	73,249	80,728	75,557	80,620

TRITON INTERNATIONAL LIMITED Calculation of Return on Equity (In thousands)

	Three Months Ended,		Nine Months Ended,
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Adjusted net income	$84,950	$94,840	$264,124	$263,554
Annualized Adjusted net income (1)	337,030	376,267	353,133	352,371

Average Shareholders' equity (2)(3)	$2,092,294	$2,230,042	$2,138,327	$2,167,468

Return on equity	16.1%	16.9%	16.5%	16.3%

(1)	Annualized Adjusted net income was calculated based on calendar days per quarter.

(2)
Average Shareholders' equity was calculated using the quarter’s beginning and ending Shareholder’s equity for the three-month ended periods, and the ending Shareholder’s equity from each quarter in the current year and December 31 of the previous year for the nine month ended periods.

(3)	Shareholders' equity was adjusted to exclude preferred shares.